UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2023 (February 15, 2023)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), met and approved the following compensation arrangements for 2023 for the Company’s named executive officers, as reflected in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders (other than Wayne T. Smith, the Company’s former Executive Chairman of the Board who is now serving as non-executive Chairman of the Board, and Benjamin C. Fordham, the Company’s former Executive Vice President, General Counsel and Assistant Secretary, who is now retired), along with Mark B. Medley, the Company’s Regional President – Region Operations, who is expected to be included as a named executive officer in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders (collectively, the “Named Executive Officers”).

2023 Cash Incentive Compensation

The Board approved performance goals for the Named Executive Officers (other than Mr. Smith and Mr. Fordham) (the “Continuing Named Executive Officers”) for fiscal year 2023 under the Company’s 2019 Employee Performance Incentive Plan (the “Cash Incentive Plan”) with target opportunities as follows (expressed as a percentage of base salary):

Name and Position	Target Opportunity
Tim L. Hingtgen, Chief Executive Officer	225%
Kevin J. Hammons, President and Chief Financial Officer	125%
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	115%
Mark B. Medley, Regional President – Region Operations	100%

In addition, Mr. Hingtgen, Mr. Hammons and Dr. Simon will have the opportunity to achieve an additional percentage of his or her base salary for the attainment of specific non-financial performance improvements up to a maximum of an additional 40% for Mr. Hingtgen; 35% for Mr. Hammons; and 10% for Dr. Simon. Each Continuing Named Executive Officer will also have the opportunity to achieve an additional percentage of his or her base salary for overachievement of performance goals up to a maximum of an additional 35% for Mr. Hingtgen and an additional 25% for Mr. Hammons, Dr. Simon, and Mr. Medley.

The payments made to the Company’s 2022 named executive officers under the Cash Incentive Plan in respect of fiscal 2022 incentive compensation targets will be set forth in the definitive proxy statement to be filed by the Company in connection with the Company’s 2023 annual meeting of stockholders.

2023 Base Salaries

The Board approved the following base salary amounts for the Continuing Named Executive Officers for fiscal year 2023:

Name and Position	2023 Base Salary
Tim L. Hingtgen, Chief Executive Officer	$1,287,500
Kevin J. Hammons, President and Chief Financial Officer	$772,500
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	$659,869
Mark B. Medley, Regional President – Region Operations	$640,000

Long-Term Incentive Compensation – Equity Awards

Pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan (the “Stock Plan”), the Board approved the following equity grants to the Continuing Named Executive Officers, effective March 1, 2023 (the “grant date”):

Name and Position	Non-Qualified Stock Options	Time Vesting Restricted Stock	Performance-Based Restricted Stock
Tim L. Hingtgen, Chief Executive Officer	200,000	200,000	400,000
Kevin J. Hammons, President and Chief Financial Officer	90,000	90,000	180,000
Lynn T. Simon, M.D., President of Clinical Operations and Chief Medical Officer	40,000	40,000	80,000
Mark B. Medley, Regional President – Region Operations	25,000	25,000	50,000

The number of shares of performance-based restricted stock granted to each Continuing Named Executive Officer is subject to the attainment of certain performance objectives during the three-year period beginning January 1, 2023 and ending December 31, 2025, with the ultimate number of performance-based restricted shares vesting in respect of such awards after such three-year period ranging from 0% to 200% of the shares set forth above based on the level of achievement of such performance objectives.

Both the non-qualified stock options and the time-vesting restricted stock vest ratably over three years, beginning on the first anniversary of the grant date.

In addition, on February 15, 2023, the Board, upon the recommendation of the Compensation Committee and the Governance and Nominating Committee of the Board, determined that the additional $265,000 annual stipend, which would have been payable in cash to Mr. Smith in connection with his service as the non-executive Chairman of the Board for 2023, as disclosed in a Current Report on Form 8-K filed on December 8, 2022, would instead be payable as a grant of time-based Restricted Stock Units (RSUs) with a grant date fair value equal to approximately $265,000 (rounded to the nearest whole number of shares). It is contemplated that this RSU award would be granted in March 2023, at the same time as the annual equity grant awarded to all of the Company’s non-management directors (including Mr. Smith), and would vest ratably over three years, beginning on the first anniversary of the grant date. See the December 8, 2022 Form 8-K for additional information regarding the compensation payable to Mr. Smith in 2023 in his capacity as a non-management director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2023	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen
Chief Executive Officer
(principal executive officer)